Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. 1350, as adopted), Paul O. Koether, the Chief Executive Officer of Kent International Holdings, Inc., (the "Company"), and Bryan P. Healey, the Chief Financial Officer of the Company each hereby certifies that:

1.
The Company's Quarterly Report on Form 10-Q for the period ended June 30, 2011, to which this Certification is attached as Exhibit 32 (the "Quarterly Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended;

and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:    July 29, 2011

/s/ Paul O. Koether
Paul O. Koether
Chief Executive Officer

/s/ Bryan P. Healey
Bryan P. Healey
Chief Financial Officer